Exhibit (a)(6)

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


Guidelines for Determining the Proper Identification Number to Give the Payer -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------    ---------------------------------------------------------------
                                                                                              Give the EMPLOYER
                                 Give the SOCIAL                                              IDENTIFICATION
For this type of account:        SECURITY number of --        For this type of account:       number of --
----------------------------------------------------------    ---------------------------------------------------------------

1. An individual's               The individual               9.  A valid trust, estate       The legal entity (Do not
   account                                                        or pension trust            furnish the identifying
2. Two or more                   The actual owner of the                                      number of the personal
   individuals (joint            account or, if combined                                      representative or trustee
   account)                      funds, any one of the                                        unless the legal entity
                                 individuals(1)                                               itself is not designated in
                                                                                              the account title.)(5)
3. Husband and wife              The actual owner of the
   (joint account)               account or, if joint         10. Corporate account           The corporation
                                 funds, either person(1)      11. Religious, charitable       The organization
4. Custodian account of          The minor(2)                     or educational
   a minor (Uniform                                               organization account
   Gift to Minors Act)                                        12. Partnership account         The partnership
5. Adult and minor               The adult or, if the             held in the name of
   (joint account)               minor is the only                the partnership
                                 contributor, the minor(1)    13. Association, club or        The organization
6. Account in the name           The ward, minor or               other tax-exempt
   of guardian or                incompetent person(3)            organization
   committee for a                                            14. A broker or                 The broker or registered
   designated ward,                                               registered nominee          nominee
   minor, or                                                  15. Account with the            The public entity
   incompetent person                                             Department of
7. (a) The usual                 The grantor-trustee(1)           Agriculture in the
   revocable savings                                              name of a public
   trust account (grantor                                         entity (such as a
   is also trustee)                                               state or local
   (b) So-called trust           The actual owner(4)              government, school
   account that is not a                                          district, or prison)
   legal or valid trust                                           that receives
   under State law                                                agricultural program
8. Sole proprietorship           The owner(4)                     payments
   account

---------------------------------------------------------------------------------------------------------------------------

(1) List all names first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's Social Security number.

(4)  Provide the name of the owner.

(5) List all names first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9


Obtaining a Number                        o  Payments  of  tax-exempt  interest
                                             (including         exempt-interest
If  you  do  not   have  a   taxpayer        dividends under section 852 of the
identification  number  or you do not        Code).
know your  number,  obtain Form SS-5,
Application  for  a  Social  Security     o  Payments   described   in  section
Number    Card,    or   Form    SS-4,        6049(b)(5)    of   the   Code   to
Application        for       Employer        nonresident aliens.
Identification  Number,  at the local
office   of   the   Social   Security     o  Payments  on   tax-free   covenant
Administration    or   the   Internal        bonds  under  section  1451 of the
Revenue   Service  and  apply  for  a        Code.
number.
                                          o  Payments  made by certain  foreign
Payees Exempt from Backup Withholding        organizations.

Payees  specifically   exempted  from     o  Payments made to a nominee.
backup  withholding  on ALL  payments
include the following:                    EXEMPT  PAYEES  DESCRIBED  ABOVE MUST
                                          STILL  COMPLETE THE  SUBSTITUTE  FORM
o  A corporation.                         W-9  TO  AVOID   POSSIBLE   ERRONEOUS
                                          BACKUP  WITHHOLDING.  FILE SUBSTITUTE
o  A financial institution.               FORM W-9 WITH THE PAYER, FURNISH YOUR
                                          TAXPAYER IDENTIFICATION NUMBER, WRITE
o  An  organization  exempt  from tax     "EXEMPT" ON THE FACE OF THE FORM, AND
   under section 501(a) of the RETURN IT TO THE PAYER. IF THE Internal Revenue Code of 1986, as PAYMENTS ARE INTEREST, DIVIDENDS, OR
   amended   (the   "Code"),   or  an     PATRONAGE  DIVIDENDS,  ALSO  SIGN AND
   individual retirement plan.            DATE THE FORM.

o  The United States or any agency or     Certain payments other than interest,
   instrumentality thereof.               dividends  and  patronage   dividends
                                          that are not  subject to  information
o A state, the District of Columbia, reporting are also not subject to a possession of the United States, backup withholding. For details, see or any subdivision or the regulations under sections 6041,
   instrumentality thereof.               6041(A)(a),  6045, and 6050(A) of the
                                          Code.
o  A foreign government,  a political
   subdivision of a foreign Privacy Act Notice. - Section 6109 of government, or any agency or the Code requires most recipients of
   instrumentality thereof.               dividends, interest or other payments
                                          to   give   taxpayer   identification
o  An  international  organization or     numbers to payers who must report the
   any   agency  or   instrumentality     payments to the IRS. The IRS uses the
   thereof.                               numbers for identification  purposes.
                                          Payers  must  be  given  the  numbers
o A registered dealer in securities whether or not recipients are or commodities registered in the required to file tax returns. Payers
   U.S. or a possession of the U.S.       must generally withhold 30 percent of
                                          taxable   interest,   dividends   and
o  A real estate investment trust.        certain other payments to a payee who
                                          does   not    furnish   a    taxpayer
o  A common trust fund  operated by a     identification  number  to  a  payer.
   bank under  section  584(a) of the     Certain penalties may also apply.
   Code.
                                          Penalties
o  An  exempt  charitable   remainder
   trust   or   a   nonexempt   trust     1. Penalty  for  Failure  to  Furnish
   described in section 4947(a)(1) of        Taxpayer  Identification Number. -
   the Code.                                 If  you  fail  to   furnish   your
                                             taxpayer  identification number to
o  An entity  registered at all times        a  payer,  you  are  subject  to a
   under the  Investment  Company Act        penalty   of  $50  for  each  such
   of 1940, as amended.                      failure unless your failure is due
                                             to  reasonable  cause  and  not to
o  A foreign central bank of issue.          wilful neglect.

Payments  Not  Generally  Subject  to     2. Civil     Penalty     for    False
Backup Withholding                           Information    With   Respect   to
                                             Withholding. - If you make a false
Payments of dividends  and  patronage        statement with no reasonable basis
dividends  not  generally  subject to        that results in no  imposition  of
backup   withholding    include   the        backup   withholding,    you   are
following:                                   subject to a penalty of $500.

o  Payments  to  nonresident   aliens     3. Criminal  Penalty  for  Falsifying
   subject   to   withholding   under        Information.      -     Falsifying
   section 1441 of the Code.                 certifications or affirmations may
                                             subject you to criminal  penalties
o  Payments   to   partnerships   not        including       fines       and/or
   engaged in a trade or  business in        imprisonment.
   the U.S.  and which  have at least
   one nonresident partner.               4. Failure to Report Certain Dividend
                                             and  Interest  Payments.  - If you
o  Payments  of  patronage  dividends        fail to include  any portion of an
   where the amount  received  is not        includible  payment for  interest,
   paid in money.                            dividends or  patronage  dividends
                                             in gross  income and such  failure
o  Payments  made by certain  foreign        is due to negligence, a penalty of
   organizations.                            20   percent  is  imposed  on  any
                                             portion    of   an    underpayment
Payments  of Interest  Not  Generally        attributable to that failure.
Subject to Backup Withholding Include
the Following:                            FOR  ADDITIONAL  INFORMATION  CONTACT
                                          YOUR  TAX  ADVISOR  OR  THE  INTERNAL
o  Payments     of     interest    on     REVENUE SERVICE.
   obligations issued by individuals.
   Note:  A Payee may be  subject  to
   backup    withholding    if   this
   interest  is $600  or more  and is
   paid in the course of the  payer's
   trade or  business  and such payee
   has  not   provided   its  correct
   taxpayer  identification number to
   the payer.


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